UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT – FEBRUARY 21, 2008

     ECOLOCAP SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-31165	20-0909393
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

     353, St-Nicolas Street
Suite 205, Montreal, Quebec, Canada
H2Y 2P1
(Address of principal executive offices)

(514) 397-0575 (228)
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01:   Regulation FD Disclosure

On February 21, 2008, Ecolocap Solutions Inc. (the “Company”) filed a press release to announce it had entered into an exclusive Service Agreement with United Best Technology Limited of Hong Kong and that it executed a Consulting Agreement with Sodexen Inc. (“Sodexen”) pursuant to which, Sodexen is providing the services of its representative, Dr. Tri Vu Truong to serve in the capacity of President and Chief Executive Officer of the Company. Under the terms of the above agreements Dr. Truong and United Best have committed to deliver to the Company a yearly minimum production of 3,600,000 (Three Million Six Hundred Thousand) fully tradable CERs. The geographically exclusivity of the Service Agreement provides the Company with United Best’s services within the regions of the world with the greatest potential for economically feasible Renewable Energy and Carbon Reduction initiatives. These include, but are not limited to, China, Brazil, India and Vietnam. Further, beyond the period of exclusivity the agreement provides a trailing non-compete provision that will permit the company to bring its own development resources to bear without competition from United Best.

Item 9.01	Financial Statement and Exhibits
(d)
Exhibit No.	Description
99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOCAP SOLUTIONS INC.

Date: February 21, 2008

By:  CLAUDE PELLERIN

Name: Claude Pellerin
Title: Secretary